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                                                                      EXHIBIT 99



                                                               LIBBEY INC.
[LIBBEY LOGO]                                                  300 MADISON AVE
                                                               P.O. BOX 10060
                                                               TOLEDO, OH 43699

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N  E  W  S    R  E  L  E  A  S  E


AT THE COMPANY:                         AT THE FINANCIAL RELATIONS BOARD:
KENNETH WILKES     KENNETH BOERGER      SUZY LYNDE
VP/CFO             VP/TREASURER         ANALYST INQUIRIES
(419) 325-2490     (419) 325-2279       (312) 640-6772


FOR IMMEDIATE RELEASE
TUESDAY, APRIL 23, 2002


                 FEDERAL COURT ENJOINS LIBBEY'S PURCHASE OF THE
                             ANCHOR HOCKING BUSINESS


TOLEDO, OHIO, APRIL 23, 2002--LIBBEY INC. (NYSE: LBY) announced that the United States Federal District Court today upheld a challenge and issued an order enjoining completion of Libbey's proposed acquisition of the Anchor Hocking business of Newell Rubbermaid, Inc, pending a completion of an administrative hearing of the Federal Trade Commission. John F. Meier, Libbey's chairman of the board and chief executive officer, stated, "We are disappointed with the judge's ruling, we have begun study of and consideration of all of our alternatives in order to determine our course of action."

Libbey Inc.:

- is a leading producer of glass tableware in North America;
- is a leading producer of tabletop products for the foodservice industry;
- exports to more than 75 countries; and,
- provides technical assistance to glass tableware manufacturers around the world.

Based in Toledo, Ohio, the company operates glass tableware manufacturing plants in California, Louisiana, and Ohio. In addition, Libbey is a joint venture partner in the largest glass tableware company in Mexico. Through its Syracuse China subsidiary, the company designs, manufactures and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Through its World Tableware subsidiary, the company imports and sells a full-line of metal flatware and holloware and an assortment of ceramic dinnerware and other tabletop items, principally for foodservice establishments in the United States.



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